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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: AUGUST 1998
DISTRIBUTION DATE: 9/21/98


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
STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                            Per $1,000 of Original
                                                                                                                 Class A/Class B
                                                                                                                Certificate Amount
                                                                                                              ----------------------
   (i) Principal Distribution
         Class A Amount                                                            $  20,190,844.96                 $      30.730972
         Class B Amount                                                            $     951,401.10                 $      30.730972

  (ii) Interest Distribution
         Class A Amount                                                            $   2,158,424.33                 $       3.285176
         Class B Amount                                                            $     101,705.86                 $       3.285176

 (iii) Monthly Servicing Fee                                                       $     373,575.24                 $       0.543004
                                                                                   ----------------
         Monthly Supplemental Servicing Fee                                        $           0.00                 $       0.000000
         Class A Percentage of the Servicing Fee                                   $     356,764.35                 $       0.543004
         Class A Percentage of the Supplemental Servicing Fee                      $           0.00                 $       0.000000
         Class B Percentage of the Servicing Fee                                   $      16,810.89                 $       0.543004
         Class B Percentage of the Supplemental Servicing Fee                      $           0.00

  (iv) Class A Principal Balance (end of Collection Period)                        $ 407,926,377.67
       Class A Pool Factor (end of Collection Period)                                     62.087417%
       Class B Principal Balance (end of Collection Period)                        $  19,221,662.38
       Class B Pool Factor (end of Collection Period)                                     62.087417%

   (v) Pool Balance (end of Collection Period)                                     $ 427,148,040.05

  (vi) Class A Interest Carryover Shortfall                                        $           0.00
       Class A Principal Carryover Shortfall                                       $           0.00
       Class B Interest Carryover Shortfall                                        $           0.00
       Class B Principal Carryover Shortfall                                       $           0.00

 (vii) Amount Otherwise Distributable to the Seller that is Distributed to
         Either the Class A or Class B Certificateholders                          $           0.00                 $       0.000000


(viii) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                            $   6,879,784.34
         Class B Amount                                                            $           0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased by the Seller or
         the Servicer                                                              $           0.00
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